Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
     The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2005 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Steven Whisler
Name:	J. Steven Whisler
Title:	Chairman and Chief Executive Officer
Date:	February 27, 2006

     The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2005 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru
Name:	Ramiro G. Peru
Title:	Executive Vice President and Chief Financial Officer
Date:	February 27, 2006